UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2015

RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio	44258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, RPM International Inc. (“RPM”) was notified by the SEC on June 24, 2014, that we are the subject of a formal investigation pertaining to the timing of our disclosure and accrual of loss reserves in fiscal 2013 with respect to the previously disclosed U.S. Department Of Justice (“DOJ”) and the U.S. General Services Administration (“GSA”) Office of Inspector General investigation into compliance issues relating to Tremco Roofing Division’s GSA contracts. Also as previously disclosed, our audit committee completed an investigation into the facts and circumstances surrounding the timing of our disclosure and accrual of loss reserves with respect to the GSA and DOJ investigations, and determined that it was appropriate to restate our financial results for the first, second and third quarters of fiscal 2013. The restatement shifted accrual amounts among the three quarters, which had the effect of reducing net income by $7.2 million and $10.8 million for the quarterly periods ended August 31, 2012 and November 30, 2012, respectively, and increasing net income for the quarterly period ended February 28, 2013 by $18.0 million. These restatements had no impact on our audited financial results for the fiscal year ended May 31, 2013. The audit committee’s investigation concluded that there was no intentional misconduct on the part of any of our officers.

We are cooperating with the SEC in its investigation and have engaged in discussions with the staff of the SEC’s Division of Enforcement (the “Staff”) concerning potential issues arising out of the SEC’s investigation. On October 26, 2015, we and our General Counsel received Wells notices from the SEC’s Division of Enforcement in connection with its investigation. A Wells notice is not a formal allegation or a finding of wrongdoing, but is a preliminary determination by the Staff that it may recommend to the SEC that a civil enforcement action or administrative proceeding be brought against the recipient. Our Wells notice also indicated that the Staff had preliminarily determined to recommend that the SEC pursue a clawback claim relating to incentive compensation payments paid to our Chief Executive Officer and Chief Financial Officer during the periods prior to the restatement. The Staff did not indicate an intention to recommend any charges against either of these officers.

Under SEC procedures, a recipient of a Wells notice has an opportunity to respond in the form of a Wells submission that seeks to persuade the SEC that such an action should not be brought. We intend to provide to the Staff a Wells submission to further explain RPM’s views concerning such matters and our belief that no enforcement action is warranted against us or our officers. We intend to contest any charges that may be brought.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
(Registrant)

Date October 29, 2015

/s/ Frank C. Sullivan
Frank C. Sullivan Chairman and Chief Executive Officer